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                                                                   EXHIBIT 10(g)

                       FIRST AMENDMENT TO LEASE AGREEMENT



THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") made as of this 25th day of February, 2000 by and between 2828 Partnership, L.P., a Pennsylvania limited partnership ("Lessor") and Marlton Technologies, Inc., a New Jersey corporation ("Lessee")


WITNESSETH


WHEREAS, by Lease Agreement dated as of May 14, 1999 (but effective May 17,
1999) between Lessor and Lessee (the "Lease"), Lessor leased to Lessee and Lessee leased from Lessor certain real property known as 2828 Charter Road, Philadelphia, PA (the "Property"); and

WHEREAS, the Lease contemplates that, if and when the Lessor closes on the Addition Permanent Financing and pays the proceeds thereof to Lessee, the Initial Base Rent shall be increased in accordance with a formula provided in the Lease; and

WHEREAS, on the date hereof, Lessor has closed on Addition Permanent Financing having the following features:

                 Amount of Loan:     $1,350,000.00
                 Interest Rate:               9.31%
                                              -----
                 Monthly Debt Service
                 (principal and interest): $12,416.75; and
                                           ----------


WHEREAS, Lessee acknowledges that Lessor has paid the proceeds of the Addition Permanent Financing to Lessee; and

WHEREAS, Lessor and Lessee wish to memorialize the increased amount of the Initial Base Rent which is now in effect as a result of the Lessor having paid the proceeds of the Addition Permanent Financing to Lessee.

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Increased Initial Base Rent. As of the date hereof, the monthly Initial Base Rent, after the Addition Stub Period, shall be $64,252.11 (calculated as the sum of $50,585.36 (the monthly Initial Base Rent in effect prior to this Amendment) plus $12,416.75 (the monthly debt service on the Addition Permanent Financing) plus $1,250.00).

          2. Increased Initial Base Rent For The Addition Stub Period. Initial Base Rent for the Addition Stub Period shall be increased (from the rent in effect prior to this Amendment) by the sum of (a) $1,745.65 (interest on the Addition Permanent Financing for the Addition Stub Period); and (b) $208.35 ($41.67 multiplied by five (5), the number of days in the Addition Stub Period).



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          3. Lease Otherwise In Full Force and Effect and Unmodified. Except as
     expressly provided herein, the Lease shall remain in full force and effect and unmodified, including, but not limited to, the confession of judgment provisions contained in Sections 21 and 22 of the Lease.

          4. Capitalized Terms. Terms capitalized herein (unless otherwise defined herein) shall have the meanings set forth in the Lease.

          5. Binding Effect. This Amendment will bind and inure to the benefit of the successors and assigns of the parties hereto and will be governed in accordance with the laws of the Commonwealth of Pennsylvania.

          6. Entire Agreement. This Amendment (together with the Lease) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby.

          7. Effect of Headings. Headings used in this Amendment are for convenience only and are intended to have no import or meaning.

          8. No Construction Against Drafter. This Amendment has been fully negotiated and should not be construed against the party which drafted it or on whose behalf this Amendment was drafted.

          9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.


          IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have signed this Amendment.


                              LESSOR


                              2828 PARTNERSHIP, L.P.,
                              a Pennsylvania limited partnership


                              By: 2828 Corporation, a Pennsylvania corporation, its General Partner




                               By: ________________________________________
                                         Ira M. Ingerman, President



                              LESSEE:


                              MARLTON TECHNOLOGIES, INC.


                              By: _________________________________________
                                       Robert B. Ginsburg, President



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